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    MORGAN STANLEY INSTITUTIONAL FUND, INC. - SMALL COMPANY GROWTH PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

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
                                                           AMOUNT OF   % OF     % OF
                PURCHASE/          OFFERING    TOTAL         SHARES  OFFERING   FUNDS
   SECURITY       TRADE    SIZE OF PRICE OF  AMOUNT OF     PURCHASED PURCHASED  TOTAL                 PURCHASED
  PURCHASED       DATE    OFFERING  SHARES    OFFERING      BY FUND   BY FUND  ASSETS     BROKERS        FROM
--------------- --------- -------- -------- -------------- --------- --------- ------ --------------- ---------
   Ironwood     02/02/10     --    $11.250  $16,666,667.00  366,386    2.19%    0.28%   J.P. Morgan,  JP Morgan
Pharmaceuticals                                                                       Morgan Stanley,
      Inc.                                                                             Credit Suisse,
                                                                                        BofA Merrill
                                                                                      Lynch, Wedbush,
                                                                                        PacGrow Life
                                                                                          Sciences
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